UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2024

CISO GLOBAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41227	83-4210278
(State or Other	(Commission File	(IRS Employer
Jurisdiction of Incorporation	Number)	Identification No.)

6900 E. Camelback Road, Suite 900
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 389-3444

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	CISO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 7, 2024, CISO Global, Inc. (the “Company”), effected a one-for-fifteen reverse stock split (“Reverse Stock Split”) of the Company’s common stock, par value $0.00001 (the “Common Stock”) on The Nasdaq Stock Market LLC (“Nasdaq”), upon the close of the market. As previously disclosed, at its annual meeting of stockholders held on December 14, 2023, the stockholders of the Company approved a proposal to authorize the Company’s Board of Directors (the “Board”) to amend the Company’s Certificate of Incorporation (the “Charter”) to effect a reverse stock split at a ratio between one-for-ten (1:10) and one-for-fifty (1:50), as determined by the Board in its discretion. On February 29, 2024, the Board approved the Reverse Stock Split at a ratio of one-for-fifteen (1:15). Following such approval, the Company filed an amendment to its Charter (the “Amendment”) with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, after the close of trading on March 7, 2024 (the “Effective Time”). On March 8, 2024, the Common Stock will begin trading on a split-adjusted basis under a new CUSIP number 15672X201 and ISIN number US1567X2018.

No fractional shares will be issued in connection with the Reverse Stock Split. Any stockholder who would otherwise be entitled to receive a fractional share will instead be entitled to receive one whole share of Common Stock in lieu of such fractional share. If such fractional shares are subject to an award granted under the Incentive Plan, such awards will be rounded down to the nearest whole share of Common Stock, in order to comply with the requirements of Section 409A and 424 of the Internal Revenue Code of 1986.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events

The Company currently has on file with the U.S. Securities and Exchange Commission (the “SEC”) (i) a Registration Statement on Form S-3 (No. 333-265574) that relates to the resale of shares of Common Stock that may be offered for sale from time to time by the selling stockholder named in the prospectus included as part of such registration statement, and (ii) Registration Statements on Form S-8 (filed on October 31, 2023 and Nos. 333-267914, and 333-259163) that register shares of Common Stock to be issued under the Company’s equity incentive plans. SEC regulations permit the Company to incorporate by reference future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offerings covered by registration statements filed on Form S-3 or Form S-8, as applicable. The information incorporated by reference is considered to be part of the prospectus included within each of those registration statements. Information in this Item 8.01 of this Current Report on Form 8-K is therefore intended to be automatically incorporated by reference into each of the active registration statements listed above, thereby amending them. Pursuant to Rule 416(b) under the Securities Act of 1933, as amended, the amount of undistributed shares of Common Stock deemed to be covered by the effective registration statements of the Company described above are proportionately reduced as of the Effective Time to give effect to the Reverse Stock Split at a ratio of one-for-fifteen.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of CISO Global, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISO Global, Inc.
Date: March 7, 2024
	By:	/s/ Debra L. Smith
	Name:	Debra L. Smith
	Title:	Chief Financial Officer